UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 7, 2020

PACIFIC DRILLING S.A.

(Exact name of registrant as specified in its charter)

Grand Duchy of Luxembourg	001-35345	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
8-10, Avenue de la Gare L-1610 Luxembourg		Not Applicable
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: +352 27 85 81 35
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common shares, par value $0.01 per share	PACD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01Entry into a Material Definitive Agreement.

Revolving Credit Agreement

On February 7, 2020, Pacific Drilling S.A. (the “Company”), as borrower, Angelo, Gordon Energy Servicer, LLC (“Angelo Gordon”), as administrative agent and the lenders party thereto, entered into a revolving credit agreement that provides a $50 million first lien superpriority revolving credit facility (the “Revolving Credit Agreement”).

The following description of the terms of the Revolving Credit Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Revolving Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Borrower and Maturity

All borrowings under the Revolving Credit Agreement are expected to be incurred at the Company level. The Revolving Credit Agreement will provide a $50 million first lien superpriority revolving credit facility, which will mature on April 1, 2023 (the “Maturity Date”).

New borrowings may be limited if, at the time of such borrowing, the ratio of (i) the sum of (a) eligible accounts receivable and (b) unrestricted cash to (ii) total commitments is less than 1.3 to 1 or if the effective availability period has not been extended beyond August 7, 2021 pursuant to a scheduled redetermination by the administrative agent.

Guarantees and Collateral

The Company’s obligations under the Revolving Credit Agreement are guaranteed by all of the subsidiaries that guaranty the Company’s 8.375% First Lien Notes due 2023 (“First Lien Notes”) and 11.0/12.0% Second Lien PIK Notes due 2024 (together, the “Notes”).

The Revolving Credit Agreement is secured by a sole first-priority lien on the Company’s and the Guarantors’ accounts receivable and a shared first-priority lien (with holders of the First Lien Notes), on all assets serving as collateral under such First Lien Notes, with a superpriority right to repayment ahead of other first lien holders in an enforcement action.

Use of Proceeds

Borrowings under the Revolving Credit Agreement would be used to finance working capital and capital expenditure needs of the Company and its subsidiaries.

Interest Rate and Commitment Fees

Borrowings under the Revolving Credit Agreement will bear interest at a LIBO rate determined by reference to the then effective three-month LIBO rate, with a 1.5% floor, adjusted for statutory reserve requirements, plus an applicable percentage of 7.5%, payable quarterly.  The Company will pay a quarterly commitment fee at a 1.5% annual rate for unused commitments.

Prepayments

The Company may voluntarily prepay amounts outstanding under the Revolving Credit Agreement, in whole or in part, without premium or penalty (except as described below) in minimum amounts of $5 million.

The Company would be required to pay a “prepayment premium” in connection with prepayments resulting in commitment reductions or commitment termination and termination of the Revolving Credit Agreement equal to a percentage of the principal amount of such commitments reduced or terminated (the “Yield Maintenance Amount”):

•	During the first 12 months following the closing date – 2.0%; and

•	During months 13-24 following the closing date – 1.0%.

The Company will be required to prepay amounts borrowed under the Revolving Credit Agreement with any net proceeds from asset sales or insurance proceeds, and permanently reduce commitments in a corresponding amount, in the event the Vessel Fleet Value is less than $500 million. The “Vessel Fleet Value” means, at any time of determination, the lesser of (a) the net book value of the vessels described as Collateral Vessels under the Revolving Credit Agreement at such time or (b) the fair market value of the vessels described as Collateral Vessels under the Revolving Credit Agreement pursuant to the most recent appraisal (using the lowest value in the range if a range is provided in such appraisal).

Covenants and Events of Default

The Revolving Credit Agreement contains covenants substantially similar to those set forth in the indenture governing the First Lien Notes except that certain provisions related to (i) the ability to make restricted payments and permitted investments, (ii) the permitted application of net proceeds from asset sales and (iii) the ability to incur additional indebtedness are subject to additional restrictions if the Vessel Fleet Value is less than $500 million.

In addition, the Revolving Credit Agreement contains customary events of default, including among other things, (i) failure to make required payments; (ii) failure to comply with certain agreements or covenants; (iii) failure to pay certain other indebtedness; (iv) the occurrence of a Change of Control; (v) certain events of bankruptcy and insolvency; and (vi) failure to pay certain judgments. Upon an event of default, the lenders party to the Revolving Credit Agreement are entitled, subject to certain limitations, to declare any obligations of the Company or its subsidiaries to the lenders immediately due and payable and to take all actions permitted to be taken by a secured creditor.

Other Information

In reviewing the documentation filed as an exhibit to this Current Report, please note that it is included to provide you with information regarding the terms of the Revolving Credit Agreement and is not intended to provide any other factual or disclosure information about the Company or the other parties to such documentation. This documentation contains representations and warranties by one or more of the parties thereto. These representations and warranties have been made solely for the benefit of the other parties to such documentation and:

•	should not in any instance be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•

may have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in such agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in such agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time.

Additional information about the Company may be found elsewhere in its public filings, which are available without charge through the website of the U.S. Securities and Exchange Commission at http://www.sec.gov.

Item 2.03Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 8.01 Other.

On February 10, 2020, the Company issued a press release announcing its entry into the Revolving Credit Agreement. That press release is filed as Exhibit 99.1 to this Current Report and is incorporated by reference into this report.

In addition, on February 11, 2020, the Company issued a press release announcing that it has filed an application with the High Court in London for leave to appeal the award that has been issued in the arbitration proceedings related to the contract for the construction and sale of the Pacific Zonda.  That press release is filed as Exhibit 99.2 to this Current Report and is incorporated by reference into this report.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits:

Exhibit No.	Description
10.1	Revolving Credit Agreement, dated as of February 7, 2020, between Pacific Drilling S.A., as borrower, Angelo, Gordon Energy Servicer, LLC, as administrative agent and the lenders party thereto.
99.1	Press Release dated February 10, 2020, titled “Pacific Drilling S.A. Announces Entry into Revolving Credit Facility.”
99.2	Press Release dated February 11, 2020, titled “Pacific Drilling S.A. Announces Appeal of Arbitration Decision.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Pacific Drilling S.A.
(Registrant)

Dated: February 11, 2020	By	/s/ Lisa Manget Buchanan
Lisa Manget Buchanan
SVP, General Counsel & Secretary